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                                                                        EX-10.11

                                   UPLINKING

                               SERVICE AGREEMENT

                                     between

                                 Home Box Office

                                       and

                                    Access TV

                        Effective as of January 18, 1995
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                     CUSTOMER UPLINKING SERVICE AGREEMENT

     THIS UPLINKING SERVICE AGREEMENT ("Agreement"), dated as of January 18, 1995 and between Home Box Office, a division of Time Warner Entertainment Company, L.P. with principal offices located at 1100 Avenue of the Americas, New York, N.Y. 10036, ("HBO"), and Access TV, a Delaware corporation, with principal offices located at 2062 Business Center Drive, Suite 230, Irvine, California 92715 ("Customer").

                              W I T N E S S E T H:

     WHEREAS, HBO has the technical facilities to Uplink Digital Transmissions to Customer's satellite transponder;

     WHEREAS, Customer has leased Transponder No. 16 on the Galaxy VII satellite;

     WHEREAS, Customer desires HBO to supply to Customer certain Uplink transmission services with respect to the distribution of its infomercial channel programming ("Access TV"), and HBO desires to provide such Uplink transmission services to CUSTOMER; and

     WHEREAS, Customer desires to transmit the Access TV programming as a digital signal and to compress its signal with other signals, and HBO desires to provide service hereunder for such Digital Transmission:

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     NOW, THEREFORE, the parties, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

                              ARTICLE 1 DEFINITIONS

     1.1 "Access TV" means the video program service so designated.

     1.2 "Alternative Satellite or Transponder Notice" shall have the meaning set forth in Section 7.1 hereof.

     1.3 "Center" means the HBO facility located at 300 New Highway, Hauppauge, New York 11788.

     1.4 "Customer" shall have the meaning set forth in the preamble hereof.

     1.5 "DCI Compression Equipment" means hardware and software associated with DigiCipher I Redundant Compression System and used to digitize, compress, encrypt and transmit signals.

     1.6 "DCII Compression Equipment" means hardware and software equipment associated with DigiCipher II Redundant Compression System and used to digitize, compress, encrypt and transmit signals.

     1.7 "Digital Compression Equipment" means the DCI Compression Equipment or the DCII Compression Equipment, as applicable.

     1.8 "Digital Transmission" means transmission of a signal which has been digitized.

     1.9 "Feed" means the transmission of programming from the

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Center to a satellite transponder.

     1.10 "HBO" shall have the meaning set forth in the preamble hereof.

     1.11 "HBO Primary Service" means all Feeds of HBO, Cinemax, and Comedy Central that are uplinked by HBO at the Center.

     1.12 "Installation Charge" means the fee assessed by HBO for installation of DCII Compression Equipment and/or monitoring equipment.

     1.13 "IRD" means integrated receiver/decoder.

     1.14  "Normal  Business  Hours" shall have the meaning set forth in Section
4.1 hereof.

     1.15 "Studio" means the origination of the Access TV Feed presently located at Chelsea TV Studios, 221 W. 26th Street, N.Y., N.Y., or such other site(s) where programming Feeds to be Uplinked hereunder originate.

     1.16 "Term" shall have the meaning set forth in Section 2.1 hereof.

     1.17 "Transition Date" shall mean the date when HBO begins to transmit Customer's Feed(s) using the DCII Compression Equipment and ceases to transmit Customer's Feed(s) using the DCI Compression Equipment, which is anticipated to be not later then December 31, 1996.

     1.18 "Uplink Services" shall have the meaning set forth in Section 3.1 hereof.

     1.19 "Uplinkinq" or "Uplinked" means a microwave

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transmission of a video and audio signal from a facility on Earth to a transponder on an orbitinq satellite

                                 ARTICLE 2 TERM

     2.1 Term. This Agreement shall commence on January 18, 1995 and continue for five years until January 31, 2000 (the "Term").

                       ARTICLE 3 SERVICES PROVIDED BY HBO

     During the Term of this Agreement, HBO shall provide the following services and equipment to Customer:

3.1 Uplink Services.

     3.1.1 Digital Transmission. Uplinking of one (1) compressed digital signal of the Access TV programming to Customer's Transponder No. 16 on the Galaxy VII Satellite, configured to provide a 4:1 video compression ratio, on a twenty-four
(24) hours, per day, seven (7) days per week basis. Prior to the Transition Date, the service shall include compression of the Customer's Feed(s) using the DCI Compression Equipment. After the Transition Date, the service shall include compression of the Customer's Feed(s) using the DCII Compression Equipment, which service shall include housing of Customer's DCII Compression Equipment at the Center.

     3.1.2 Additional Channels. HBO will initially transmit one (1) channel of the Access TV programming. Customer

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may add channels for programming services to share the Digital Compression
Equipment so that up to four (4) programming services are Uplinked to Customer's Transponder No. 16 on the Galaxy VII Satellite by providing HBO written notice at least sixty (60) business days in advance of the addition;

     3.2 Monitoring. HBO shall provide monitoring of the Uplink Services Feeds twenty-four (24) hours per day, seven (7) days per week;

3.3 Equipment

     3.3.1 Digital Equipment Rental. HBO shall provide to Customer the use of the DCI Compression Equipment for the period of January 18, 1995 to the Transition Date.

     3.3.2 Digital Equipment Upgrade. Customer shall arrange for the acquisition and shipment to the Center of the DCII Compression Equipment and allow at least one month to install the DCII Compression System so that the equipment can be operational by no later than December 31, 1995. Customer shall be responsible for installation and testing of the DCII Compression System.

     3.3.3 Monitoring Equipment. HBO shall select and purchase, on behalf of Customer, all reception equipment (as set forth on Exhibit A). Customer shall supply decompression and descrambling equipment necessary to enable HBO to monitor the programming Feeds pursuant to Section 3.2 hereof (and to provide the return network feeds pursuant to Section 4.2 hereof, if

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requested) including one IRD capable of receiving the transmission for each Feed to be monitored, plus "one for N" redundancy;

     3.4 Location. All services described shall be provided to Customer at the Center.

                        ARTICLE 4 CUSTOMER'S OBLIGATIONS

     Customer shall make all necessary arrangements for, and shall be solely responsible for all costs and expenses of, the procurement, installation, maintenance and usage of:

     4.1 Program Origination to Center. At least one (1) but no more than two
(2) dedicated fiber optic transmission lines for the purpose of transmitting one
(1) video and two (2) audio channels of each Feed to be uplinked hereunder from the Studio to the Center. Each signal delivered to the Center shall be a composite video signal conforming to RS170A standards, plus two (2) channels of audio at 0 dbm. Customer shall have the sole responsibility for reporting service problems to the appropriate carrier with respect to such line(s). Installation of the fiber optic lines at the Center shall be during Normal Business Hours (Monday -Friday, nine a.m. to five p.m.) (hereinafter, "Normal Business Hours") and pursuant to HBO's standard access procedures. Customer shall give HBO at least two (2) weeks prior notice of such installation;

     4.2 Return Channels and Telephone Lines. Customer may dedicate one (1) fiber optic transmission line for the purpose of

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transmitting a return feed of one (1) video and two (2) audio channels of the
Access TV Feed only from the Center to the Studio. Once installed, such return feed shall not require any switching or other operational support from HBO. Customer shall have the sole responsibility of reporting problems to the appropriate carrier with respect to such fiber optic transmission line. Customer shall arrange for Installation of telephone lines and modems in order to access the Digital Compression Equipment. Installation of the fiber optic line and telephone lines at the Center shall be during Normal Business Hours and pursuant to HBO's standard access procedures. Customer shall give HBO at least two weeks prior notice of such installation

     4.3 Digital Compression Equipment and Uprade. The DCII Compression
Equipment.

           ARTICLE 5 TRANSITION FROM DCI to DCII COMPRESSION SYSTEMS

     5.1 Customer Obligation. Customer will provide and deliver to the Center, during Normal Business Hours, the DCII Compression Equipment. Unless otherwise agreed by HBO and Customer, the Transition Date for commencement of the use of the DCII Compression System shall be January 1, 1996. Customer shall be responsible for all maintenance, including board replacements), for the DCII Compression Equipment. Such maintenance shall be covered by an on-site maintenance contract with General Instrument or another authorized or qualified service provider for so long as this Agreement is in effect. Customer shall

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arrange for commercial and consumer decoder authorizations. Customer may have access to the Center during Normal Business Hours for routine maintenance of the Digital Compression Equipment upon notice at least five (5) business days in advance. Customer may have immediate access for emergency repairs which are necessary to maintain service and which cannot be postponed until Normal Business Hours upon telephone authorization from HBO's authorized designee to the Center.

                         ARTICLE 6 PAYMENTS AND CHARGES

     6.1 Uplink and Monitoring Services.

     6.1.1 Access TV Feed. For the Uplink of the Feed(s) and monitoring of the Access TV Feed only, Customer shall pay to HBO, in advance, on or before the first day of each calendar month, Twenty Thousand ($20,000) Dollars per month. Such charge shall be increased to Twenty One Thousand Five Hundred ($21,500) Dollars per month for each month of the year February 1, 1998 to January 31, 1999 and shall be increased to Twenty Three Thousand ($23,000) Dollars per month of each month of the year February 1, 1999 to January 31, 2000.

     6.1.2 Additional Feeds. If Customer desires to add additional channels pursuant to Section 3.1.2, Customer shall pay an additional charge of Three Thousand ($3,000.00) Dollars per month for monitoring services for each channel added during the the term. Such charge shall be increased to Thirty Five Hundred ($3,500) Dollars per month for each month of the year February 1,

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1998 to January 31, 1999 and shall be increased to Four Thousand ($4,000)
Dollars per month of each month of the year February 1, 1999 to January 31, 2000.

     6.2 Equipment Rental Charge. Customer shall pay a rental charge of Four Thousand ($4,000) Dollars per month for the rental of the DCI Compression Equipment from HBO.

     6.3 Electricity Charges. For each month after the Transition Date, Customer shall pay a monthly fee for electricity used by the DCII Compression Equipment. During the first year after the Transition Date, such charge shall be Eight Hundred Thirty Three and 33/100 ($833.33) Dollars per month. After the end of the first year following the Transition Date, this charge shall increase at a rate of 6% per year.

     6.4 Installation Charges. Customer shall pay an installation design and equipment Installation Charge of Twenty Five Thousand Dollars ($25,000) after DCII Compression System is installed and operational. If Customer desires to add additional channels pursuant to Section 3.1.2, Customer shall pay an additional Installation Charge of Two Thousand ($2,000.00) Dollars for each channel added. Such charge shall be payable at the time Customer gives notice to HBO of its desire to add such additional channels.

     6.5 Monitoring Equipment. Customer shall reimburse HBO for the cost of all monitoring equipment purchased by HBO pursuant to Section 3.3.3 hereof. Such charges shall be payable

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30 days after HBO's invoice therefor.

     6.6 Maintenance. HBO shall charge $75 per man hour plus actual cost of parts and supplies for maintenance and repair of the monitoring equipment used for the Feed(s) or for maintenance of any other Customer owned equipment. Such charges shall be payable 30 days after HBO's invoice therefor.

     6.7 Payment Terms. For all monthly charges hereunder, Customer shall pay such charges to HBO, in advance, on or before the first day of each calendar month. In the event that any services under this Agreement should begin or end on days other than the first or last day of a calendar month or if any rates shall increase on days other than the first or the last day of a calendar month, such monthly payments or increases shall be prorated for the month in question.

     6.8 Overdue Payment Terms. Any payments made more than five (5) days after the dates due hereunder shall each bear interest at the rate of one and one-half percent (1-1/2%) per month

                          ARTICLE 7 SATELLITE CHANGES

     7.1 Required Changes. In the event that the Galaxy VII satellite, or Transponder No. 16 thereon, no longer functions, or fails to initially function, in a manner reasonably required by Customer for its business, or in the event Customer is ordered by a governmental entity to cease utilization of any such satellite to which the Access TV Feed is being Uplinked under this Agreement or a transponder thereon utilized for such Feed(s),

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Customer shall notify HBO promptly if it desires to receive Uplink Services on an alternative satellite or transponder and shall identify the alternative satellite or transponder or both to which it desires Uplink Services (the "Alternative Satellite or Transponder Notice"). Upon receipt of such notice, HBO shall, as promptly as possible, provide Uplink Services for Customer on the alternative satellite or transponder or both, provided that the alternative transponder is (a) on the same satellite as the transponder being replaced or
(b) on any other satellite to which HBO is then Uplinking any HBO Primary Service or other program services from the Center, and provided further that HBO shall only be obligated to provide Uplink Services to Customer under the foregoing clause (b) up to the number of and during the same hours HBO is Uplinking such other program services to such satellite. If the alternative transponder is not on the same satellite or if HBO is not then Uplinking any HBO Primary Service to such alternative satellite from the Center, or such other program services as indicated above, HBO shall, as promptly as possible, advise Customer whether it is willing to provide Uplink Services to such alternative transponder or satellite and the additional Fees which HBO estimates it would charge in connection therewith. If HBO indicates it is so willing, Customer shall, within ten (10) days after receipt of such notice from HBO, advise HBO whether it desires HBO to provide such Uplink Services on such terms, and, if Customer does so desire, HBO shall, as

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promptly as possible, provide such Uplink Services. If HBO is not willing to provide Uplink Services to such alternative transponder or satellite, then HBO shall so notify Customer within ten (10) days of HBO's receipt of the Alternative Satellite or Transponder Notice that it is unwilling to provide such Uplink Services, and neither party shall have any further obligation under this Agreement. If HBO is willing to provide such Uplink Services, but Customer is not willing to accept HBO's terms for provision of such service, then Customer shall so notify HBO, and neither party shall have any further obligation under this Agreement.

     7.2 Liability. In no event shall HBO be liable for any interruption in the Access TV Feed or any other Feed Uplinked hereunder caused as a result of a change in transponder or other cessation of Uplinking, except as provided in
Section 8.2.

                        ARTICLE 8 LIMITATION OF LIABILITY

     8.1 EXCLUSIONS. EXCEPT AS PROVIDED IN SECTION 8.2, HBO SHALL NOT BE LIABLE TO CUSTOMER FOR ANY COSTS, EXPENSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, THE PROVISION OF SERVICE TO CUSTOMER HEREUNDER, INCLUDING, BUT NOT LIMITED TO, DAMAGES RESULTING FROM LOSS OF AIR TIME OR LOSS OF ACTUAL OR ANTICIPATED REVENUE OR PROFITS, OR FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, WHETHER IN CONTRACT OR TORT.

     8.2 Payment Reductions.

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     8.2.1 In the event no picture or audio or both is available to recipients of the Feeds that are Uplinked hereunder, for at least fifteen (15) consecutive minutes, as a result of the failure of HBO owned equipment to Uplink Customer's Feed, the amount payable by Customer to HBO pursuant to Section 6.1 above, shall be reduced as set forth in Section 8.3 below.

     8.2.2 There shall be no reduction in payment by Customer to HBO hereunder for the Uplink Services in the event no picture or audio is available to recipients of the Feeds that are Uplinked hereunder as a result of, or attributable primarily to: (a) Customer's negligence or willful acts, or the negligence or willful acts of its officers, directors, agents, employees, subsidiaries, parents, affiliates, customers and viewing subscribers, or any of them; (b) the failure of any compression system, transmission facilities or other equipment other than that owned and provided by HBO; (c) the failure or nonperformance of any transponder or any receive earth station provided by Customer or its customers; (d) sun outages; (e) any event pursuant to Article 7;
(f) the failure of backhaul transmissions; or (g) the failure of any incoming lines supplied by Customer.

     8.3 Calculation of Reductions. Any reduction in payment pursuant to Section
8.2.1 above, shall be calculated as follows: the amount payable to HBO for any month during which such a reduction is calculated shall be reduced by an amount equal to the amount payable for such month multiplied by a fraction, the

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numerator of which is the number of hours where no picture or audio, or both, is transmitted by HBO and the denominator of which is the number of hours in such month

                             ARTICLE 9 FORCE MAJEURE

         Neither party shall be liable to the other, excluding the payments to be made pursuant to Article 4 above, for any failure of performance hereunder due to acts of God or other catastrophes, natural or otherwise, (including catastrophic failure of any transponders or satellites utilized by Customer or other transponders or satellites utilized pursuant to this Agreement); any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over the parties, or of any department, agency, commission, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority; national emergencies; insurrections; riots; wars; or strikes, lockouts, work stoppages, other labor difficulties, delays in transportation, energy shortages, or material shortages beyond the parties' reasonable control

                             ARTICLE 10 TERMINATION

     10.1 Cessation of Customer's Operations. In the event that Customer, by law or otherwise, discontinues operation for any reason whatsoever, and does not resume operation within sixty

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(60) days, HBO may terminate this Agreement as of a date not less than three (3)
months after written notice of such termination to Customer; Provided, however, that such termination shall not relieve Customer of its obligation to pay to HBO all amounts payable through the date of such termination.

     10.2 Default. In the event that either HBO or Customer, at any time, fails in any material respect to comply with any provisions of this Agreement, (including, but not limited to, the failure by Customer to pay any amounts due hereunder on the date specified) and continues to do so for thirty (30) days after receipt of written notice of such failure from the other party hereto, HBO or Customer, as the case may be, may terminate this Agreement; provided, however, that such termination by HBO shall not relieve Customer of the obligation to pay to HBO all amounts payable through the end of the Term of this Agreement.

     10.3 End of Term. At the close of the Term of this Agreement, or at such other time of termination, the DCII Compression Equipment and the Monitoring Equipment located at the Center and owned by Customer shall be removed and fiber optic transmission lines and the telephone lines installed by the Customer and connected to the Center shall be disconnected at Customer's expense; all shipping and labor charges (including labor provided by HBO personnel, which shall be assessed at a rate of Seventy Five Dollars ($75.00) per man hour), shall be borne by Customer.

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                           ARTICLE 11 INDEMNIFICATION

     11.1 By Customer. Customer shall assume liability for, and hereby agrees to indemnify, defend, protect, save and hold HBO, its affiliated companies and their respective officers, directors, employees and agents, harmless against any and all liabilities, claims, actions, suits, costs, losses, penalties, expenses or damages (including, without limitation, reasonable legal fees and expenses imposed on, incurred by or asserted against HBO) collectively, "damages", to the extent arising out of or in connection with:

     11.1.1 Any act or omission by Customer;

     11.1.2 Any claim with respect to matters relating to the services to be provided by HBO hereunder, occurring before the date of this Agreement;

     11.1.3 Any claim with respect to material or programming transmitted by or on behalf of Customer or included in any Feed;

     11.1.4 Any claim with respect to the content of programming or advertising transmitted by or on behalf of Customer or included in any Feed;

     11.1.5 Any claim with respect to any agreement between Customer and a cable company or any other entity relating to the reception or transmission of any Feed or any programming on any Feed or any other agreement between Customer and a third party; and

     11.1.6 Any patent or any other intellectual property

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claims arising out of the manufacture, sale or use of any equipment supplied by
Customer, including the satellite transponder and the DCII Compression
Equipment.

     11.2 BY HBO. HBO shall assume liability for, and hereby agrees to indemnify, defend, protect, save and hold Customer its affiliated companies and their respective officers directors, employees and agents harmless against any and all damages resulting from personal injury or death caused by the negligence of HBO or its employees arising out of, or in connection with, the provision of service to Customer hereunder.

     11.3 Procedures. In order to seek or receive indemnification hereunder:

     11.3.1 The party seeking indemnification must have promptly notified the other of any claim or litigation to which the indemnification relates; and

     11.3.2 The party seeking indemnification must have afforded the other the opportunity to participate in any compromise, settlement, litigation or other resolution or disposition of such claim or litigation.

              ARTICLE 12 REPRESENTATIONS, WARRANTIES AND COVENANTS

     12.1 HBO and Customer Representations. HBO and Customer hereby represent, warrant and covenant, each to the other, that:

     12.1.1 Standing and Authority. They are entities duly formed, validly existing and in good standing under the laws of

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the respective states in which they exist or are incorporated, and that they have the power and authority to enter into this Agreement and to fully perform their respective obligations hereunder; and

     12.1.2 Valid and Binding Agreement. All necessary corporate or company action to duly approve the execution, delivery and performance of this Agreement has been taken by HBO and Customer, and this Agreement constitutes a valid and binding Agreement of HBO and Customer enforceable in accordance with its terms.

     12.2 Customer Representatives. Customer represents, warrants and covenants to HBO that:

     12.2.1 Program Content. The programming provided by Customer and users of Customer's channel capacity to be Uplinked hereunder shall comply, in all material respects, with all laws applicable to programming, including without limitation, laws regarding illegal or obscene programming material or the transmission thereof.

     12.2.2 Usage Agreements. Any agreement with any third party regarding transmission using any of Customer's channel capacity under this Agreement shall contain a waiver of all claims by such entity against HBO arising out of HBO's performance or non-performance under this Agreement.

                     ARTICLE 13 RELATIONSHIP OF THE PARTIES

     13.1 Private Nature. The parties hereto acknowledge that

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the services offered hereunder have been privately offered and will be privately furnished on a non-common carrier basis. Neither HBO nor Customer regards any representations, offers or undertakings made by the other in connection with this Agreement as being in the nature of offers of common carriage. Neither HBO nor Customer will attempt, now or in the future, to assert, through legal process, directly or indirectly, any questions of common carriage regarding the relationship between the parties.

     13.2 Independent Contractors. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create any rights, obligations or interests in third parties or to create the relationship of principal and agent or of partnership or joint venture or of any other fiduciary relationship or association between the parties hereto.

     13.3 Applicability of Other Regulations and Tariffs. This Agreement is subject to the provisions of any agreement disclosed to HBO, which contains regulations applicable to the utilization of the transponder on the Galaxy VII satellite, and to the Galaxy VII Satellite Uplink Access Requirements, as may be changed by the Satellite Transponder lessor from time to time. HBO and Customer represent that they shall comply with all the provisions of any agreement disclosed to HBO, and with the Galaxy VII Satellite Uplink Access Requirements. If services are provided under this Agreement utilizing other transponders as

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provided herein which are regulated by tariff or affected by other agreements, this Agreement shall be subject to those applicable tariffs or agreements. The parties represent that they shall similarly comply at all times with the regulations of those tariffs and agreements.

                              ARTICLE 14 ASSIGNMENT

     This Agreement including both its obligations and benefits shall be binding on the respective transferees and successors of the parties; provided, however, that neither this Agreement nor any of the rights or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other party, except that this Agreement may be assigned by HBO to a wholly owned subsidiary or parent of HBO or to an entity that is otherwise controlling, controlled by or under common control with HBO or Time Warner Inc., all without the prior consent of the non-assigning party. Any assignment of this Agreement by HBO shall relieve HBO of its obligations hereunder.

                                ARTICLE 15 NOTICE

     All notices, demands, requests or other communications given under this Agreement shall be in writing, unless otherwise specified herein, and be given by personal delivery, mail, telegram, facsimile or private wire. Notice given by mail shall be considered to have been given three (3) days after the date of mailing, postage prepaid, certified or registered mail, addressed

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as follows:

     a) If to be given to HBO:

                     Home Box Office
                     1100 Avenue of the Americas
                     New York, New York 10036
                     Attn: Senior Vice President
                         Technology Operations
                     Fax No.: (212) 512-5598

     with a separately delivered copy to:

                     Home Box Office
                     1110 Avenue of the Americas
                     New York, New York 100 36
                     Attn: Executive Vice President &
                         General Counsel
                     Fax. No.: (212) 512-5572

     b) If to be given to Customer:

                     Access TV
                     2062 Business Center Drive
                     Suite 230
                     Irvine, California 92715
                     Attn: Mark Russo,
                          V.P. Engineering
                     Fax No: 714-757-1526

                                ARTICLE 16 WAIVER

     No failure on the part of either party to notify any other party of any noncompliance hereunder and no failure on the part of either party to exercise its rights of termination because of any such noncompliance shall prejudice any remedy for any subsequent noncompliance; and any waiver by either party of any breach or noncompliance with any term or condition of this Agreement shall be limited to the particular instance and shall

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not operate or be deemed to waive any future breaches or noncompliance with any term or condition

                             ARTICLE 17 SEVERABILITY

     If any provision of this Agreement or the application of such provision to any person or circumstances is held invalid by the FCC or a court of competent jurisdiction, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby.

                               ARTICLE 18 HEADINGS

     The headings of the paragraphs of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect and in no respect define, limit or describe the scope of this Agreement or the intent of any paragraph hereof.

                             ARTICLE 19 COUNTERPARTS

     This Agreement may be signed upon any number of counterparts with the same effect as if the signatures to each were upon the same Agreement.

                           ARTICLE 20 CONFIDENTIALITY

     HBO and Customer shall not disclose to any third party (other than their employees, or agents in their capacity as such)

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any information with respect to any of the terms and provisions of this
Agreement, except that:

     20.1 Legal Requirements. HBO and Customer may release such relevant portion of information to a court or other governmental body as required by law; provided, however, that the party subject to such order shall have immediately notified the other party in writing of, and supplied such other party with, a copy of such order, and shall take all reasonable steps to protect confidential treatment of such information; and

     20.2 Internal Reportinq. As part of its normal reporting overview procedure to its parent company, its auditors and its attorneys, provided, however, that such parent company, auditors and attorneys agree to be bound by the provisions of this Article 20 or in order to enforce is rights pursuant to this Agreement.

                           ARTICLE 21 APPLICABLE LAWS

     21.1 State Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to contracts made and performed therein, without regard to New York's laws with respect to conflicts of law.

     21.2 Federal Law and Treaties. This Agreement is subject to all applicable treaties, laws, regulations and orders of any Federal or state governmental authority having jurisdiction thereover, including, but not limited to, any agreements

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governing the use of Galaxy VII, the Galaxy VII Uplink Access Requirements, as
may be changed by the satellite operator from time to time, the Communications Act of 1934, as amended, and the rules and regulations and orders of the FCC adopted thereunder. The performance of this Agreement by the parties hereto is subject to the appropriate obtaining and continuance of such approvals, consents, authorizations, licenses and permits from the FCC or any other Federal or state governmental authority as may be required or deemed necessary for the purposes hereof, and such terms and conditions as may be imposed therein. The parties will use their best efforts to obtain, in a timely manner, for purposes of this Agreement and have continued in effect such approvals, consents, authorizations, licenses and permits.

                           ARTICLE 22 ENTIRE AGREEMENT

     This Agreement and its Schedules represent the entire understanding between the parties hereto with respect to the subject matter hereof, supersede all prior negotiations and agreements between such parties, and can be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        Home Box Office, a Division of
                                        Time Warner Entertainment
                                        Company, L.P.


                                        By:  /s/ Dominic Serio
                                             ------------------------------

                                        Name: Dominic Serio
                                             ------------------------------

                                        Title: Sr. Vice President
                                              -----------------------------



                                        Access TV


                                        By:  /s/ William Bernard
                                             ------------------------------

                                        Name: William Bernard
                                             ------------------------------

                                        Title: President
                                              -----------------------------

                             Amendment No. 1 to the
                      Customer Uplinking Service Agreement
                                     between
                          Home Box Office and Access TV

     This Amendment is made as of this _ day of February, 1996 between Home Box Office, A Division of Time Warner Entertainment Company, L.P. with principal offices located at 1100 Avenue of the Americas, New York, N.Y. 10036 ("HBO") and Access TV, a Delaware corporation with principal offices located at 2062 Business Center Drive, Suite 230, Irvine, California 92715 ("Customer").

     WHEREAS, HBO and Customer entered into an Uplinking Service Agreement dated as of January 18, 1995 (the "Agreement").

     WHEREAS, the parties herein desire to amend the Agreement in accordance with the terms and conditions set out herein;

     NOW THEREFORE, in consideration of the mutual covenants contained herein the parties hereto agree to amend the Agreement as follows:

     Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

                             ARTICLE 1. DEFINITIONS

     Article One is hereby amended to add the following definitions:

1.20 "Access II" means that Access TV programming service that contains home shopping & infomercial programs.

1.21 "Air Date" means the date on which the programming contained in the log will air.

1.22 "Cart Machine" is the Beta SP Robotic video tape playback system or compatible replacement system.

1.23 "Origination" means the process of playing videotapes with program material provided by the Customer through the appropriate equipment.

1.24 "Program Tape" means all program and commercial materials supplied by Customer on Beta SP Videotape.

1.25 "Que Tones" mean the data used to activate local advertising insertion equipment at the cable head end.

                      ARTICLE 3. SERVICES PROVIDED BY HBO

     Article Three is hereby amended to add the following provisions:

3.1.3. Origination and Uplinking Services

     In addition to the services provided in the existing Agreement, HBO will provide the following additional services to the Customer as provided herein:

     (a) With respect to Access II, HBO shall provide Origination from 00:00 - 12:00 with a firm out, seven (7) days per week, commencing July 13, 1995, and continuing for five (5) years until January 31, 2000;

     (b) HBO shall provide one month storage of Access II Program Tapes within the tape library at the Center. Once a month HBO shall ship to Access the Access II Program Tapes which are no longer scheduled to be Uplinked. Such shipping shall either be made by shipping arrangements prepaid by Access or shall be charged to Access. HBO shall only be liable for physical replacement costs of the Program Tapes, due to damage or other destruction of Customer's tape stock stored at the tape library. In no event shall HBO be liable for the value as replacement of any programming material or other information contained on any Program Tape stored by HBO which may be lost, stolen, damaged or otherwise destroyed while at the Center. Neither shall HBO be liable for any transfer or re-editing costs resulting from tapes which may be lost, stolen, damaged or otherwise destroyed.

     (c) HBO will use the same Que Tone information supplied to the Center on audio channel 2 of the Access I feed which originates from the Access Studio. The Que Tone information will be fed directly into Access II channel 2 of the compression system.

                       ARTICLE 4. CUSTOMER'S OBLIGATIONS

     Article Four is hereby amended to add the following provisions:

4.4 Program Tape Delivery. Customer will be responsible for delivering the Program and commercial Tapes to HBO for Origination at the Center forty-eight hours before the Air Date.

4.5 Program Log Delivery. Customer will be responsible for providing program logs, produced in the Beta SP format acceptable to the Cart Machine, to the Center seventy-two hours before the Air Date.

4.6 Que Tone Information Delivery. Customer will be responsible for delivering Que Tone information for local avail switching to the Center via Access I channel 2 audio line.

4.7 Maintenance Services. If HBO performs maintenance services on Customer's equipment, in order to avoid a disruption in service, the cost of such services shall be $75.00 per hour for each technician plus the cost of any replacement parts or equipment used in such maintenance.

4.8 Emergency Program Tape Delivery. Customer shall provide HBO with an emergency Program Tape or advise HBO of alternative Program Tapes to play in the event the Program Tape scheduled to be Uplinked on the Air Date does not arrive or if such Program Tape fails to function.

4.9 Access II Program Tape Delivery. Customer shall arrange and be responsible for the delivery to the Center of one master copy of each Program Tape of Access II programming at least forty-eight hours prior to the Air Date for such program. Each such tape shall be marked to indicate the title of the program, the exact length of the show, its I.D. number and the start of program (in drop frame time code) on which such Program Tape shall be transmitted.

                        ARTICLE 6. PAYMENTS AND CHARGES

     Article Six is hereby amended to add the following provisions:

6.1.3 Access II Origination Charges

     For the Origination of Access II, Customer shall pay to HBO, in advance, on or before the first day of each calendar month, Twelve Thousand Five Hundred ($12,500.00) Dollars per month of each month of the year, commencing July 13, 1995, until January 31, 1998. Such charge shall be increased to Thirteen Thousand Four Hundred and Thirty Seven Dollars and Fifty Cents ($13,437.50) per month for each month of the year commencing February 1, 1998 until January 31, 1999 and shall be increased to Fourteen Thousand Three Hundred Seventy Five Dollars ($ 14,375.00) for each month of the year commencing February 1, 1999 to January 31, 2000.

6.1.4 Monitoring Services For Access II

     Pursuant to Section 6.1.2. of the Agreement, Customer shall pay to HBO, in advance, on or before the first day of each calendar month, Three Thousand ($3,000.00) Dollars per month for uplink and monitoring services for Access II. Such charge shall be increased to Thirty Five Hundred ($3,500.00) Dollars per month for each month of the year February I, 1998 to January 31, 1999, and shall be increased to Four Thousand ($4,000.00) Dollars per month of each month of the year February 1, 1999, to January 31, 2000.

6.9 Installation Charges

     Pursuant to Section 6.4 of the Agreement, Customer shall pay to HBO an additional Installation Charge of Two Thousand ($2,000.00) Dollars for Access II's installation.

6.10 Monitoring Equipment

     HBO has purchased monitoring equipment for Access I and Access II. In lieu of payment for the cost of such monitoring equipment pursuant to Section 3.3, HBO will charge Customer for such equipment at the rate of $525.25 per month for forty-eight (48) months, commencing February 1, 1996. Such charge shall be paid pursuant to Section 6.7 of the Agreement.

6.11 Post Productions Charges

     HBO will charge Customer the same rates it charges HBO for any editing, duplication, screening or any other service needed, to correct or enhance their program.

6.12 Log Revisions

     HBO will use reasonable efforts to make log revisions requested by Customer. For revisions to any daily program log, there will be a $25.00 charge for each concurrently made set of revisions to such daily program log.

     Except as modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

HOME BOX OFFICE, A DIVISION                  ACCESS TV
OF TIME WARNER ENTERTAINMENT
COMPANY, L.P.

By:  /s/ Dominic Serio                       By:  /s/ William Bernard
     ------------------------------               ------------------------------

Name: Dominic Serio                          Name: William Bernard
     ------------------------------               ------------------------------

Title: Sr. V. P. Studio & Broadcast OPS.     Title: President
      -----------------------------                -----------------------------


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